Exhibit 10.2

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this “Third Amendment”) is entered into as of this 27th day of August, 2002 by and between Katell Valencia Associates, a California limited partnership (“Landlord”), and 3D Systems, Inc., a California corporation (“Tenant”) with reference to the following recitals.

R E C I T A L S:

A. On or about January 1, 1989, Landlord and Tenant entered into an Industrial Real Estate Lease (the “Original Lease”) for that certain premises commonly known as Building 6 and located at 26081 Avenue Hall, Valencia, California (the “Property”). On or about May 28, 1993, Landlord and Tenant entered into Lease Amendment No. 1 to the Original Lease (the “First Amendment”). On or about March 1, 1996, Landlord and Tenant entered into Lease Amendment No. 2 to the Original Lease (the “Second Amendment”). The Original Lease, as amended by the First Amendment and the Second Amendment, is hereinafter referred to as the “Lease”.

B. The term of the Lease now expires on December 31, 2002.

C. Landlord and Tenant wish to amend the Lease on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Extended Term.

(a) Initial Term. Landlord and Tenant hereby extend the term of the Lease for five (5) years, and hereby agree that the term of the Lease shall expire on December 31, 2007. For purposes of this Third Amendment, the “Effective Date” shall mean January 1, 2003.

(b) Option Term. Tenant shall have the option to extend the term of the Lease for one (1) five (5) year period (i.e., from January 1, 2008 through December 31, 2012), provided that Tenant shall give Landlord written notice of its irrevocable election to exercise said option no sooner than January 1, 2007 and not later than June 30, 2007, time being of the essence (the “Election Notice”). If Tenant does not give the Election Notice to Landlord within such time period, Tenant’s right to exercise the renewal option shall terminate, and Tenant shall no longer have the right to extend the term of the Lease. During the term of the renewal option, and except as specifically described below, Tenant’s tenancy shall be subject to all the terms and provisions of the Lease, as hereby amended, provided that as of January 1, 2008 the monthly Base Rent shall be adjusted to equal the greater of (i) the monthly Base Rent payable for the month of December 2007 or (ii) ninety five percent (95%) of the fair market rental rate for the Property as of January 1, 2008 (the “Initial Renewal Term Base Rent”). In the event the parties are unable to agree on the then prevailing fair market rental rate, then the fair market rental rate shall be determined by the following appraisal procedure. Either party may initiate the appraisal procedure by giving written notice to the other party, which notice shall contain the written appointment of an appraiser selected by the initiating party. The party receiving such notice

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shall have ten (10) days to give written notice to the initiating party appointing its appraiser. If the party receiving the initiating party’s notice does not timely appoint an appraiser, then the appraiser appointed by the initiating party shall determine the fair market rental rate alone. If the two appraisers are timely appointed, they shall confer and attempt to agree on the prevailing fair market rental rate. If such appraisers agree, then the agreed value shall be the then prevailing fair market rental rate. If the two appraisers are unable to agree, but the higher appraisal is not more than 105% of the lower appraisal, then the average of the two appraisals shall be the then prevailing fair market rental rate. If the higher appraisal is more than 105% of the lower appraisal, then the two appraisers shall agree on a third appraiser, and the three appraisers together shall meet and confer in order to determine the then prevailing fair market rental rate. If any two appraisers agree on the then prevailing fair market rental rate, such rate shall be utilized. If no two appraisers are able to agree, then the fair market rental rate shall be the average of the two closest appraisals. Each party shall pay the cost of the appraiser appointed by it, and the cost of the third appraiser, if any, shall be borne equally by the parties. All appraisers shall be members of the M.A.I. and shall have at least five years experience in appraising property in the North San Fernando Valley/Valencia/Saugus area.

2. Base Rent.

(a) Prior to Effective Date. Prior to the Effective Date, Tenant shall continue to pay the Base Rent currently required by the Lease (as of the date of this Third Amendment $66,666.67 per month).

(b) After Effective Date. Subject to increase as provided below, from and after the Effective Date, the monthly Base Rent shall be $61,500,00. On July 1, 2005, the Base Rent shall be increased to an amount determined as follows: $61,500.00 shall be multiplied by a fraction with the denominator equal to the Index (as defined below) for the month of October 2002 and the numerator equal to the Index for the month of April 2005. The Base Rent effective on July 1, 2005 shall be the number calculated in accordance with the foregoing, if such number is no less than $66,217.00 per month and no more than $71,144.00 per month. If the number so calculated is less than $66,217.00 per month, the Base Rent on July 1, 2005 shall be increased to $66,217.00 per month. If the number so calculated is more than $71,144.00 per month, the Base Rent on July 1, 2005 shall be increased to $71,144.00 per month.

(c) Index. For purposes of this Section 2, the “Index” shall mean the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers (all items for the Los Angeles/Anaheim/Riverside Statistical Area on the basis of 1982-1984 = 100. If the Index for the date of adjustment is unavailable as of the date of adjustment, then the parties shall use the latest Index which is available, with an adjustment to be made as soon as possible after the Index for the adjustment date is available. If the format or components of the Index are materially changed after the date of this Third Amendment, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the date of this Third Amendment. Landlord shall notify Tenant of the substituted Index which shall be used to calculate the increase in Base Rent unless Tenant objects in writing within fifteen (15) days after receipt of Landlord’s notice, and any dispute shall be determined in accordance with Section 8 below.

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3. Improvements.

(a) Tenant’s Improvements. Tenant shall have the right to make improvements, alterations, repairs and/or additions to the Property (the “Tenant Improvements”), and Landlord shall reimburse Tenant for the costs incurred in making the Tenant Improvements up to a maximum amount of $313,280.00 (the “Tenant Improvement Allowance”), all in accordance with the terms end conditions set forth in Exhibit “A” attached hereto and incorporated herein by this reference (the “Work Letter Conditions”). All of the terms and conditions of the Lease, including Article Six thereof, shall be applicable with respect to the Tenant Improvements.

(b) Landlord’s Improvements. Landlord shall resurface and restripe the parking area of the Property, at Landlord’s sole cost and expense, subject to a plan (including parking space dimensions) and schedule to be mutually agreed upon by Landlord and Tenant. Subject to delays caused by Tenant or matters beyond the reasonable control of Landlord, Landlord shall complete the resurfacing and the restriping on or before January 1, 2003. Tenant acknowledges and agrees that Tenant (and its employees and visitors) will not use the parking area during the time that the parking area is being resurfaced and restriped. Landlord shall use commercially reasonable efforts to schedule the resurfacing and restriping on a mutually convenient weekend. Tenant acknowledges that notwithstanding Landlord s efforts to schedule the resurfacing and restriping on a weekend, it may be necessary to perform some of the work on consecutive weekends.

(c) Removal of Tenant Improvements at End of Lease Term. The following provisions ú are intended to modify and clarify Section 6.06 of the Lease. At least ninety (90) days prior to expiration of the Lease Term, Landlord shall have the right, if it so elects, by written notice given to Tenant (a “Removal Notice”), to require that Tenant remove from the Property all, but not less than all, alterations, repairs, modifications and improvements previously made to the Property by or on behalf of Tenant, whether or not Landlord has consented to any or all of such improvements. If Landlord does not timely deliver a Removal Notice, Tenant shall not be required to remove any alterations, repairs, additions or improvements, and Tenant shall surrender the Property to Landlord, broom-clean, in the same condition received by Tenant except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of the Lease. If Landlord timely delivers a Removal Notice, Tenant shall, all at Tenant’s expense, no later than fifteen (15) days following termination of the Lease, remove all alterations, repairs, additions and/or improvements previously made by or for the benefit of Tenant, whether or not made with Landlord’s consent, and shall restore the Property to its original shell condition prior to the installation of any improvements, alterations, repairs or additions made by or for the benefit of Tenant. The alterations, repairs, additions and/or improvements to be removed by Tenant, in the event that a Removal Notice is timely given, shall include, but are not limited to, all heating, ventilating and air conditioning equipment, lighting and lighting fixtures, wall coverings, floor coverings, window coverings, trade fixtures, interior demising walls and partitions, and other items necessary to restore the Property to its original shall condition prior to the installation of any improvements, alterations, repairs or additions made by or for the benefit of Tenant. Landlord hereby waives its rights under Paragraph 6.05 of the Lease to require removal of any alterations, repairs, additions or improvements made prior to the date hereof in violation of Paragraph 6.05(a) of the Lease; provided, however, that such

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waiver shall not affect the right of Landlord to require removal of Tenant improvements at the end of the Lease Term in accordance with this Subparagraph (c). Furthermore, the foregoing waiver with respect to Landlord’s rights under Paragraph 6.05 of the Lease does not constitute any approval by Landlord of the quality of any such improvements or constitute any indication that such improvements are in compliance with applicable laws.

4. Landlord Indemnity. Landlord shall indemnify Tenant against and hold Tenant harmless from any and all costs, claims or liability arising from: (a) the breach or default in the performance of Landlord’s obligations under the Lease, and (b) the negligence or willful misconduct of Landlord. Landlord shall reimburse Tenant for any legal fees or costs incurred by Tenant in connection with Landlord’s breach of its obligations under the forgoing indemnity. The agreement by Landlord to indemnify Tenant set forth above is not intended to, and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant pursuant to the provisions of the Lease, as hereby amended, to the extent that such policies cover the results of such acts or conduct. Notwithstanding the foregoing, in no event shall the foregoing indemnity by Landlord obligate Landlord to compensate Tenant for consequential damages, lost profits or punitive damages, and Tenant hereby waives, relinquishes and releases any and all rights it may otherwise have to claim reimbursement from Landlord for consequential damages, lost profits or punitive damages.

5. Brokers. Except for CB Richard Ellis (Landlord’s broker) and The Staubach Company (Tenant’s broker) (collectively, the “Brokers”), Tenant and Landlord each represent and warrant to the other that neither have had any dealings with any person, firm, broker or finder in connection with the negotiation of this Third Amendment and/or consummation of the transaction contemplated hereby. Landlord shall be solely responsible for the payment of any and all commissions and other amounts due to either of the Brokers. Tenant and Landlord hereby agree to indemnify, defend, protect and hold harmless the other from and against liability for compensation or charges which may be claimed by any broker, finder or other similar party other than the Brokers by reason of any dealings or actions of the indemnifying party, including any costs, expenses, or attorneys’ fees reasonably incurred with respect thereto.

6. General. If there is a conflict between the terms and conditions of this Third Amendment and the terms and conditions of the Lease, the terms and conditions of this Third Amendment shall control. Except as modified by this Third Amendment, all terms and conditions of the Lease shall remain unmodified and in full force and effect. Unless otherwise defined herein, capitalized terms used in this Third Amendment shall have the same meaning as capitalized terms used in the Lease.

7. Lender Approval; Conditions to Effectiveness. This Third Amendment shall be of no force or effect unless, on or before ten (10) business days after execution hereof, Landlord and State Farm Life Insurance Company (“Lender”) shall have executed and delivered to Tenant a Subordination, NonDisturbance and Attornment Agreement in substantially the form attached hereto as Exhibit “B” (the “Subordination Agreement”), duly acknowledged before a Notary Public by both Landlord and Lender. Tenant shall, immediately after execution of this Third Amendment, execute and acknowledge before a Notary Public the Subordination Agreement, and deliver same to Landlord for submission to Lender. Landlord agrees forthwith to record the Subordination Agreement as executed and notarized by Landlord, Tenant and Lender.

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8. ARBITRATION OF .DISPUTES. IN THE EVENT THAT LANDLORD AND TENANT CANNOT AGREE ON AN ALTERNATIVE INDEX AS PROVIDED IN SECTION 2(b) ABOVE, OR IN THE EVENT OF ANY DISPUTE STATED TO BE SUBJECT TO ARBITRATION UNDER THE TERMS OF THE WORK LETTER CONDITIONS, THEN SUCH MATTER OR DISPUTE SHALL BE SUBMITTED FOR DECISION TO THE AMERICAN ARBITRATION ASSOCIATION IN LOS ANGELES COUNTY. IN ACCORDANCE WITH THE THEN RULES OF SAID ASSOCIATION AND THE DECISION OF THE ARBITRATOR SHALL BE BINDING UPON THE PARTIES, NOTWITHSTANDING ONE PARTY FAILING TO APPEAR AFTER DUE NOTICE OF THE PROCEEDING, THE COST OF THE ARBITRATORS SHALL BE PAID EQUALLY BY LANDLORD AND TENANT.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION

/s/ GLK	/s/ EJS KK
(Landlord initials)	(Tenant initials)

9. Counterparts and Facsimiles. This Third Amendment may be executed in counterparts. Each counterpart shall be deemed an original, and all counterparts shall be deemed the same instrument with the same effect as if all parties hereto had signed the same signature page. In addition, a copy of this Third Amendment executed by a party hereto and telecopied to the other party shall be deemed to constitute delivery of an originally executed copy of this Third Amendment to the other party. A facsimile signature shall be enforceable to the same extent as an original signature.

—Signatures on Next Page—

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IN WITNESS WHEREOF, the parties hereby execute this Third Amendment as of the date first written above,

“LANDLORD”

KATELL VALENCIA ASSOCIATES, a California limited partnership

By:	Katell Family Company II,
a California limited liability company, General Partner

By:	/s/ GERALD L. KATELL
Gerald L. Katell, Manager

“TENANT”

3D SYSTEMS, INC. a California corporation

By:	/s/ E. JAMES SELZER
Print Name: Print Title:	E. James Selzer CEO

By:	/s/ KEITH KOSCO
Print Name: Print Title:	Keith Kosco General Counsel and Assistant Secretary

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EXHIBIT “A”

WORK LETTER CONDITIONS

The provisions of these Work Letter Conditions are intended to be a part of and incorporated into the Third Amendment to Lease to which this Exhibit “A” is attached, as though set forth fully at length therein. All capitalized terms in the Third Amendment shall have the same meanings when used in this Exhibit “A.”

1. Tenant Improvements, Enhancements and Repairs. All Tenant Improvements undertaken subsequent to the date of this Third Amendment shall be governed by these Work Letter Conditions. The parties acknowledge and agree that all of their obligations with respect to Tenant Improvements completed or to have been completed before the date of this Third Amendment have been fully satisfied and that, except as expressly set forth in this Third Amendment, neither party has any obligations with respect to any Tenant Improvements. The term “Tenant Improvements” shall include only alterations, repairs, modifications and improvements to the Property and shall not include any furniture, fixtures, equipment or personal property (collectively “FF&E”). Tenant improvements shall be categorized herein as (a) any improvements, alterations, repairs or modifications that require both building permits and the creation of plans and/or blueprints, or which will, as part of a separate project involve costs aggregating in excess of $50,000.00, or any improvements, regardless of cost, visible from the exterior of the building (such Tenant Improvements are referred to herein as “Substantial Improvements”), (b) alterations, repairs, additions and/or improvements that require building permits but do not require or result in the creation of plans and/or blueprints (being referred to herein as “Intermediate Improvements”), and (c) any other alterations, repairs, additions and/or improvements (referred to herein as “Minor Improvements”).

2.	Tenant Improvement Allowance.

2.1 Tenant Improvement Allowance. Following satisfaction of the conditions set forth in Section 7 of this Third Amendment, and subject to the terms, conditions and procedures set forth in these Work Letter Conditions, Landlord shall reimburse Tenant for all costs and expenses incurred in connection with Tenant Improvements made to the Property, up to a maximum amount equal to the Tenant Improvement Allowance. Landlord shall in no event be required to reimburse Tenant for any costs incurred in connection with FF&E, or for any costs incurred in excess of the Tenant Improvement Allowance. To the extent that Tenant does not incur costs equal to or greater than the full amount of the Tenant Improvement Allowance, all undisbursed amounts of the Tenant Improvement Allowance shall be retained by Landlord and no longer be available to Tenant for any purpose.

2.2 Disbursement of the Tenant Improvement Allowance.

(a) Tenant Improvement Allowance Items. The Tenant Improvement Allowance shall be disbursed by Landlord for out-of-pocket costs (including without limitation sales and use taxes and Title 24 fees) incurred in connection with the Tenant Improvements (collectively the “Tenant Improvement Allowance Items”), subject to these Work Letter Conditions.

(b) Disbursement. During the construction of the Tenant Improvements, Landlord shall make disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items and shall release monies as follows:

(i) Disbursements. Not more often than once in any thirty (30) day period, Landlord shall disburse to Tenant, or upon written request from Tenant, Tenant’s general contractor, monies from the Tenant Improvement Allowance, provided that Landlord has provided its approval for all Intermediate Improvements and Substantial Improvements as required in accordance with these Work Letter Conditions. In all events, as a condition to Landlord’s obligations to make disbursements of the Tenant Improvement Allowance, Tenant shall deliver to Landlord: (A) invoices for labor rendered and materials delivered with respect to such payment request in an amount not less than the amount of the Tenant Improvement Allowance Tenant has requested be reimbursed; (B), with respect to all Substantial Improvements, and with respect to all Tenant Improvements made by any of Tenant’s Agents who have taken such actions as may be required under California law to place themselves in a position to place mechanics’ liens on the Property, copies of executed mechanic’s lien releases which shall comply with the appropriate provisions of California Civil Code Section 3262(d). Within ten (10) business days after Landlord has received all of required documentation, Landlord shall deliver a check to Tenant or, at Tenant’s request, to Tenant’s general contractor, in an amount equal the amount requested.

(ii) Final Completion. Within thirty (30) days after any Substantial Improvements have been completed, Tenant shall deliver to Landlord (A) properly executed mechanics lien releases in compliance with California Civil Code Section 3262(d)(3) or Section 3262(d)(4); and (B) a certificate from the Architect (if any has been engaged) or from the Contractor in the case of design/build engagement, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Property has been substantially completed. Within ten (10) business days after receiving the foregoing information, Landlord shall reimburse to Tenant any additional costs of constructing the Tenant Improvements to the extent not previously paid for in accordance with (i) above.

(iii) Excess Costs. All costs incurred by Tenant in excess of the sums to be disbursed by Landlord as the Tenant Improvement Allowance shall be paid for solely by Tenant. Tenant shall cause all Tenant Improvements to be made subject to no mechanics’ liens or other encumbrances, and shall indemnify and hold harmless Landlord from and against any and all liens or encumbrances resulting from all Tenant Improvements (except to the extent that Landlord wrongfully withholds disbursement of the Tenant Improvement Allowance).

3. Plans and Permits; Approval by Landlord.

3.1 Plans. Prior to the commencement of any Tenant Improvements, Tenant shall provide to Landlord such written description of the work (including plans and drawings of any sort, if any were prepared) as may have been prepared by Tenant in the ordinary course of business for its internal use. In the case of any Substantial Improvements, Landlord shall be provided with space plans and have the right of prior approval of such plans, which shall not be unreasonably withheld. In the case of any Intermediate Improvements, Landlord shall be provided with a written description thereof, and shall have the right of prior approval of such

Intermediate Improvements, which shall not be unreasonably withheld. If Landlord has not informed Tenant in writing within ten (10) business days of its objection to any Substantial Improvements and/or Intermediate Improvements, and the reasons therefore, such Substantial Improvements and/or Intermediate Improvements shall be deemed approved. If Landlord objects to any proposed Substantial Improvements and/or Intermediate improvements within such time period, Landlord and Tenant shall negotiate in good faith to resolve such objections. If such objections cannot be resolved within two (2) weeks following receipt of Landlord’s written objection, the matter shall be referred to arbitration under the terms of Section 8 of the Third Amendment, and a period equal to the pendency of such arbitration shall be added to the period provided in the last sentence of Section 5 of these Work Letter Conditions.

3.2 Compliance with Laws. Tenant shall be solely responsible for constructing all Tenant Improvements in compliance with all laws, including obtaining any and all necessary permits. Tenant acknowledges and agrees that it may be obligated to modify, alter or upgrade the existing Property and the systems therein (including, but not limited to, areas unaffected by the Tenant Improvements) in order to complete the construction of the Tenant Improvements, and Landlord shall have no liability responsibility for modifying, altering or upgrading the Property or its existing systems.

4. Construction of Tenant Improvements.

4.1 Tenant’s Selection of Contractors

(a) The Contractor. In the event of any Substantial improvements in connection with which Tenant shall hire a general contractor who shall be responsible for supervising subcontractors, such general contractor shall be selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld(the “Contractor”).

(b) Tenant’s Agents. All subcontractors, laborers, materialman, and suppliers used by Tenant (such subcontractors, laborers, materialman, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) shall be properly licensed by the state of California and shall be experienced in performing the work they have agreed to perform in similar buildings.

4.2 Construction of Improvements; Tenant’s Agents.

(a) Indemnity. Tenant’s indemnification set forth in the Original Lease shall apply with respect to any and all damages, cost, loss or expense (including attorneys fees) related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements. By way of example, and not limitation, Tenant shall indemnify and defend Landlord from any Damages to the Property caused by the actions of the persons constructing the Tenant Improvements.

(b) Warranty. Tenant shall use commercially reasonable efforts to insure that any warranties made by any of Tenant’s Agents or in connection with any goods utilized or incorporated into the Tenant Improvements shall be made available to Landlord in the event that the Lease is terminated during the pendency of such warranty.

(c) Compliance. The Tenant Improvements shall comply in all respects with the following: (i) all applicable building codes, laws and regulations; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters); and (iii) building material manufacturer’s specifications.

(d) Inspection by Landlord. Landlord shall have the right to inspect all Substantial Improvements, provided, however, that Landlord’s inspection of such Tenant Improvements shall not constitute Landlord’s approval of the Tenant Improvements. Should Landlord reasonably disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval within five (5) business days of its inspection and shall specify the items disapproved (provided, however, that Landlord’s sole right to disapprove any Tenant Improvements, other than those visible from the exterior of the building, shall be for defects in design or construction which renders such Improvements unsafe; and provided further that Landlord shall in no event have any right to disapprove any improvement which is constructed substantially in accordance with a previously approved plan). Any defects in the Tenant Improvements shall be rectified by Tenant at no expense to Landlord (provided, however, that Tenant may draw upon the Tenant Improvement Allowance with respect to expenses incurred in such rectification). If Tenant contests Landlord’s objection to any improvements, Landlord and Tenant shall negotiate in good faith to resolve such objections. If such objections cannot be resolved within two (2) weeks following receipt of Tenant’s written notice contesting such objection, the matter shall be referred to arbitration under the terms of Section 8 of the Third Amendment and a period equal to the pendency of such arbitration shall be added to the period provided in the last sentence of Section 5.

(e) Notice of Non-Responsibility. Not less than fifteen (15) days prior to the date Tenant intends to first commence construction of the Tenant Improvements. Tenant shall provide Landlord with written notice of its intention to commence construction. Landlord shall have the right from time to time to post notices of non-responsibility at the Property.

(f) Insurance. Tenant shall provide, or cause its general contractor to provide, builder’s risk, worker’s compensation, and other insurance as may be customarily required in connection with the construction of the Tenant Improvements, in such amounts as may be reasonably requested by Landlord.

4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, and as a condition to Landlord’s final reimbursement of the Tenant Improvement Allowance, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of Los Angeles County in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of the construction of any Substantial Improvements, Tenant shall, and if applicable shall cause the Architect and Contractor (if any) (i) to update the plans as necessary to reflect all changes made to the plans during the course of construction, (ii) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct and (iii) to deliver to Landlord two (2) sets of copies of such record set of drawings, and

(b) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals (if any) and information relating to the improvements, equipment, and systems in the Property.

5. Completion. Subject to the performance by Landlord of its obligations with respect to the funding of the Tenant Improvement Allowance, Tenant agrees to cause all Tenant Improvements to be paid for at Tenant’s sole cost and expense. Landlord shall have no obligation to make any disbursements from the Tenant Improvement Allowance after June 30, 2004, and Tenant shall have no right to receive further disbursements from the Tenant Improvement Allowance after June 30, 2004, provided, however, that this deadline shall be extended for so long as any amounts remain undisbursed due to Landlord’s failure to fulfill its obligations under Section 2.2 regarding the timely disbursement of the Tenant Improvement Allowance.

6. Miscellaneous.

6.1 Tenant’s Representative. Tenant has designated Shawn Lockard as its sole representative with respect to the matters set forth in this Work Letter Agreement and, until further notice to Landlord, Tenant’s representative shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement.

6.2 Landlord’s Representative. Landlord has designated Jim Smith as its sole representative with respect to the matters set forth in this Work Letter Agreement and until further notice to Tenant, Landlord’s representative shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter Agreement,

6.3 Time of the Essence. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

6.4 Tenants Default. Notwithstanding any provision to the contrary contained in the Lease, if Tenant commits a default as defined in Article 10 of the Original Lease, and fails to cure such default during any applicable cure period, then, in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance, and (b) Landlord shall have no other obligations under the terms of this Third Amendment, including these Work Letter Conditions, until such time as such default is cured pursuant to the terms of the Lease. The failure of Tenant to perform any of its obligations under this Third Amendment, including these Work Letter Conditions, shall constitute a default under Section l0.02(c) of the Original Lease.

EXHIBIT “B”

This instrument was prepared by

and upon recordation should be

returned to:

(Space above This Line for Recorder’s Use Only)

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) made and entered into this              day of              2002, by and among KATELL VALENCIA ASSOCIATES, a California limited partnership, whose mailing address is c/o Katell Properties, 11999 San Vicente Boulevard, Suite 200, Los Angeles, California 90049 (the “Landlord”), 3D SYSTEMS, INC., a California corporation, whose mailing address is 26081 Avenue Hall, Valencia, California 91355 (the “Tenant”), and STATE FARM LIFE INSURANCE COMPANY, an Illinois corporation, whose mailing address is One State Farm Plaza, Bloomington, Illinois 61710 (“State Farm”);

WITNESSETH:

WHEREAS, Landlord and Tenant have heretofore entered into that certain Industrial Real Estate Lease dated January 1, 1989, as heretofore amended by Lease Amendment No. 1 dated May 28, 1993 and Lease Amendment No. 2 dated March 1, 1996 (said Industrial Real Estate Lease as heretofore amended is referred to herein as the “Lease”) with respect to and governing the terms of Tenant’s use and occupancy of all or a portion of certain real estate and improvements legally described on Exhibit A attached hereto and made a part hereof (the “Premises”); and

WHEREAS, State Farm has heretofore made a loan to Landlord in the original principal amount of Three Million Dollars ($3,000,000) (the “Loan”), which is secured by a Mortgage and Security Agreement executed by Landlord to and in favor of State Farm (the “Mortgage”) constituting a first lien upon and encumbering the Premises, and further secured by an Assignment of Rents and Leases executed by Landlord to and in favor of State Farm (the “Assignment of Rents and Leases”) assigning to State Farm all leases of and all rents derived from the Premises, has required the execution of this Agreement; and

WHEREAS, Landlord and Tenant have entered into a Third Amendment to Lease dated August, 2002 (the “Third Amendment”), and, as a condition to the effectiveness of the Third Amendment, State Farm has been requested by Landlord to provide its written consent to the Third Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and to induce State Farm to give its consent to the Third Amendment, and in consideration of the sum of One Dollar ($1.00) by each of the parties hereto paid to the other, receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant, stipulate and agree as follows:

1. State Farm hereby consents to the Third Amendment, and Landlord and Tenant, by their execution hereof, hereby confirm that upon execution and delivery hereof by State Farm, the Third Amendment is deemed effective and the conditions set forth in Paragraph 7 of the Third Amendment are deemed satisfied (the Lease, as amended by the Third Amendment, is referred to herein as the “Amended Lease”), and any and all modifications thereof and amendments thereto, all of Tenant’s fights thereunder and Tenant’s leasehold interest and estate in the Premises shall be and are hereby made junior, inferior, subordinate and subject in all respects to the lien and encumbrance of the Mortgage on the Premises and to all renewals, modifications, consolidations, replacements and extensions of the Mortgage, to the full extent of the principal sum secured thereby, all interest thereon and all other sums due or hereafter becoming due thereunder.

2. Tenant agrees that it shall promptly deliver or mail to State Farm a copy of each written notice given by Tenant to Landlord of a default by the Landlord under the Amended Lease. Tenant further agrees that if, within the time provided in the Amended Lease to cure defaults thereunder, State Farm, at its option, shall elect to perform or cause to be performed the obligations with respect to which Landlord is in default under the Amended Lease, as specified in such written notice, any right of Tenant to terminate the Amended Lease by reason or on account of such default of Landlord shall cease and be null and void.

3. Tenant is advised and hereby acknowledges that the Mortgage, Assignment of Rents and Leases and other documents which evidence and secure the Loan (collectively the “Loan Documents”) grant and provide to State Farm the right to collect rents and other sums payable under the Amended Lease (collectively, the “Rents”) directly from Tenant upon the occurrence of an Event of Default by Landlord under the Loan Documents; Landlord and Tenant hereby agree that upon Tenant’s receipt from State Farm of written notice of the occurrence of any Event of Default by Landlord under the Loan Documents, Tenant shall thereafter pay all Rents directly to State Farm(or as State Farm shall direct).

4. State Farm agrees that in the event it should become necessary for State Farm to foreclose the Mortgage, and provided that Tenant is not in default of its obligations under the Amended Lease, Tenant shall be entitled to continue in possession of the Premises undisturbed. State Farm further agrees that unless required by law, State Farm will not join Tenant as a defendant in any such foreclosure proceedings, and if such joinder is required by law, State Farm will not seek to terminate the Amended Lease or Tenant’s possession of the Premises.

5. It is further agreed that in the event State Farm should succeed to the interest of the Landlord under the Amended Lease, State Farm agrees to be bound to the Tenant under the Amended Lease. The Tenant agrees from and after such event to attorn to State Farm. From the date of acquisition, Tenant shall have the same rights and remedies against and obligations to State Farm that Tenant has against and to the prior Landlord for any default that is in existence and continues beyond the date of acquisition, as if the default occurred on the date of State Farm’s acquisition. However, State Farm shall not be:

(a) liable for the consequences of any act or omission of the prior Landlord that occurred prior to State Farm’s acquisition;

(b) subject to any offsets or defenses which the Tenant might have against the prior Landlord, for acts, omissions, or defaults which occurred prior to State Farm’s acquisition;

(c) bound by any rent or additional rent which the Tenant might have paid in advance for more than one month;

(d) bound by any amendment or modification of the Amended Lease made after the date of this Agreement without State Farm’s prior written consent; or

(e) liable for any security deposit, unless actually received by State Farm from the prior Landlord.

6. Tenant agrees that notwithstanding anything to the contrary contained in this Agreement, in the Amended Lease or in any other instrument, any interest of the Tenant in or under any option to purchase or right of first refusal of, or with respect to all or any part of the Premises is hereby specifically subordinated to the rights of State Farm under the Mortgage and other Loan Documents and such option to purchase or right of the first refusal shall not be binding upon State Farm, its successors and assigns.

7. This Agreement shall be binding upon and inure to the benefit of the parties hereto and shall also bind and benefit the heirs, legal representatives, successors and assigns of the respective parties hereto, and all covenants, conditions and agreements herein contained shall be construed as running with the title to the land comprising the Premises.

8. Landlord and Tenant hereby waive to the fullest extent permitted by applicable law, the right to trial by jury in any action, proceeding or counterclaim filed by any party, whether in contract, tort or otherwise relating directly or indirectly to this Agreement or any acts or omissions of the Landlord and Tenant in connection therewith or contemplated thereby.

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IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.

“LANDLORD”

KATELL VALENCIA ASSOCIATES, a California limited partnership

By:	Katell Family Company II,
a California limited liability company, General Partner

By:	/s/ GERALD L. KATELL
Gerald L. Katell, Manager

“TENANT”

3D SYSTEMS, INC. a California corporation

By:	/s/ E. JAMES SELZER
Print Name: Print Title:	E. James Selzer CEO

By:	/s/ KEITH KOSCO
Print Name: Print Title:	Keith Kosco General Counsel and Assistant Secretary

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STATE FARM:

State Farm Life Insurance Company, an Illinois corporation

By:

Print Name:
Print Title:

By:

Print Name:
Print Title:

Address:

One State Farm Plaza Bloomington, Illinois 61710 Corporate Law-Investments E-8 Attn: (Name of Attorney)